                                                                     EXHIBIT 5.1

               [LETTERHEAD OF WILSON SONSINI GOODRICH & ROSATI]

                                 June 14, 1996

Ross Systems, Inc.
555 Twin Dolphin Drive
Redwood City, California 94065

       RE: REGISTRATION STATEMENT ON FORM S-3

Ladies and Gentlemen:

     We have examined the Registration Statement on Form S-3 of Ross Systems, Inc. (the "Company") filed with the Securities and Exchange Commission (the "Registration Statement") on the date hereof, in connection with the registration under the Securities Act of 1933, as amended, of a shelf offering of 400,000 shares of the Company's Common Stock (the "Shares"), all of which are authorized but heretofore unissued.

     It is our opinion that the Shares have been duly reserved for issuance and, upon issuance of the Shares by the Company, the Shares will be legally and validly issued, fully paid and nonassessable.

     We consent to the use of this opinion as an exhibit to the Registration Statement, and further consent to the use of our name wherever appearing in the Registration Statement, including the Prospectus constituting a part thereof, and any amendment thereto.

                                    Very truly yours,

                                    WILSON SONSINI GOODRICH & ROSATI
                                    Professional Corporation

                                    /s/ WILSON SONSINI GOODRICH & ROSATI